Exhibit 99.1

CENTRAL EUROPEAN DISTRIBUTION CORPORATION REPORTS PRELIMINARY RESULTS FOR

THE FIRST QUARTER OF 2006; OPERATING INCOME INCREASES 116%

BALA CYNWYD, Pa., May 3, 2006 /PRNewswire/ — Central European Distribution Corporation (Nasdaq: CEDC) today reported financial results for the first quarter ended March 31, 2006. Unaudited net sales were approximately $190.1 million compared to $150.0 million for the same period in 2005, an increase of 27%. Unaudited operating income for the first quarter increased 116% from $6.7 million to $14.6 million. Unaudited net income was approximately $7.8 million, or $0.32 per fully diluted share, compared to $4.6 million, or $0.27 per fully diluted share, in the same period of 2005.

The comparable non-GAAP net income was $4.9 million or $0.20 per fully diluted share. The difference between the U.S. GAAP net income and comparable non GAAP net income reflects the expensing of stock options and foreign exchange movements from our Senior Secured Notes financing.

Highlights for the first quarter compared to the same quarter last year, were as follows:

•	Net sales up 27% to $190 million

•	Gross margin up 50%, from 13% to 20%

•	Operating income up 116% to $14.6 million

•	EBITDA up 133% to $17.9 million

•	Cash Flow from operations increased over $10 million

Mr. William Carey, CEO and President, said, “We continue to see positive synergies from our newest acquisitions of Bols and Polmos Bialystok, as well as executing on one of our key management objectives of increasing our direct distribution share of our newly acquired vodka brands from 36% to 38%. We are pleased to see the continuation of strong operating dynamics within the company evidenced by gross margins approaching 20% and continued focus on reducing overheads.”

Mr. Carey continued, “We were able to see the new trade terms that became effective December 1, 2005 take effect with a record first quarter cash flow of over $10 million comparing with first quarter 2005 even with an $18.5 million bond interest payment made in January.”

The weighted average number of shares used for calculating diluted earnings per share for the first quarter 2006 was 24,073,359 compared to 17,124,446 for the first quarter of 2005.

CEDC confirms its previously announced full-year 2006 guidance of net sales of $931 to $956 million and earnings per share of $1.90 - $2.10.

The 2006 guidance noted above does not take into account additional acquisitions that may be completed or any potential impact of foreign exchange movements on our Senior Secured Notes financing. However, the 2006 guidance does include the impact of expensing of options, which is estimated to be approximately $0.05 to $0.07 per fully diluted share.

CEDC has reported net income and diluted net income per share in accordance with GAAP and on a non-GAAP basis, referred to in this release as comparable non-GAAP net income, as well as the non-GAAP measure EBITDA. CEDC’s management believes that the non-GAAP reporting giving effect to the adjustments shown in the attached reconciliation provides meaningful information and an alternative presentation useful to investors’ understanding of CEDC’s core operating results and trends. CEDC discusses results on a comparable basis in order to give investors better insight into underlying business trends from continuing operations. EBITDA represents GAAP earnings excluding interest, taxes, depreciation and amortization and other financial income and expenses. EBITDA is presented because management believes it provides additional information with respect to the performance of CEDC. CEDC’s calculation of these measures may not be the same as similarly named measures presented by other companies. These measures are not presented as an alternative to net income computed in accordance with GAAP as a performance measure, and you should not place undue reliance on such measures. A complete reconciliation of GAAP to non-GAAP measures can be found in the section “Unaudited Reconciliation of Non-GAAP Measures” at the end of this press release.

CEDC is the largest vodka producer in Poland by value and produces the Absolwent, Zubrowka, Bols and Soplica brands, among others. CEDC currently exports Zubrowka to European and Asian markets.

CEDC is also the leading distributor by volume and the leading importer by value of alcoholic beverages in Poland. CEDC operates 15 distribution centers and 78 satellite branches throughout Poland. CEDC imports many of the world’s leading brands to Poland, including brands such as Rémy Martin, Metaxa, Jim Beam, Sauza Tequila, Grant’s, E&J Gallo, Sutter Home, Torres, Penfolds and Concha y Toro wines, Corona, Foster’s, and Guinness Stout beers and Evian.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding a potential stock split or other uses of capital stock. Forward-looking statements involve known and unknown risks and uncertainties that may cause the actual results, performance or achievements of CEDC to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements. Investors are cautioned that forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements. CEDC undertakes no obligation to publicly update or revise any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise, unless required to do so by the securities laws. Investors are referred to the full discussion of risks and uncertainties included in CEDC’s Form 10-K for the fiscal year ended December 31, 2005, and in other periodic reports filed by CEDC with the Securities and Exchange Commission.

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

CONSOLIDATED CONDENSED BALANCE SHEETS (UNAUDITED)

(in thousands, except share and per share information)

	March 31, 2006	December 31, 2005
ASSETS
Current Assets
Cash and cash equivalents	$70,261	$60,745
Short term financial assets	3,135	4,269
Accounts receivable, net of allowance for doubtful accounts of $21,178 and $22,851 respectively	141,543	188,029
Inventories	61,111	73,411
Prepaid expenses and other current assets	17,379	19,198
Deferred income taxes	3,636	5,847

Total Current Assets	297,065	351,499

Trademarks, net	317,905	316,821
Goodwill, net	374,213	372,664
Equipment, net	39,145	39,784
Deferred income taxes	2,588	2,361
Other assets	2,585	1,343

Total Assets	$1,033,501	$1,084,472

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Trade accounts payable	$71,905	$112,838
Bank loans and overdraft facilities	32,044	26,747
Income taxes payable	3,512	672
Taxes other than income taxes	52,497	59,387
Other accrued liabilities	41,883	62,577
Current portions of obligations under capital leases	4,173	3,328

Total Current Liabilities	206,014	265,549

Long-term debt, less current maturities	9	9
Long-term obligations under capital leases	225	1,455
Long-term obligations under Senior Secured Notes	366,426	367,575
Deferred income taxes	60,029	59,805

Total Long Term Liabilities	426,689	428,844

Minority interests	17,107	15,137

Stockholders’ Equity
Common Stock ($0.01 par value, 40,000,000 shares authorized, 23,911,307 and 23,885,245 shares issued at March 31, 2006 and December 31, 2005, respectively)	239	239
Additional paid-in-capital	297,326	296,574
Retained earnings	80,449	72,634
Accumulated other comprehensive income	5,827	5,645
Less Treasury Stock at cost (164,025 shares at March 31, 2006 and December 31, 2005 respectively)	(150)	(150)

Total Stockholders’ Equity	383,691	374,942

Total Liabilities and Stockholders’ Equity	$1,033,501	$1,084,472

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

CONSOLIDATED CONDENSED STATEMENTS OF INCOME (UNAUDITED)

Amounts in columns expressed in thousands

(except per share data)

	Three months ended March 31,
	2006	2005
Sales	$239,477	$150,002
Excise taxes	(49,360)	—
Net Sales	190,117	150,002
Cost of goods sold	152,656	130,321

Gross Profit	37,461	19,681

Operating expenses	22,889	12,935

Operating Income	14,572	6,746

Non operating income / (expense)
Interest income/ (expense), net	(8,059)	(855)
Other financial income / (expense), net	3,823	(93)
Other income / (expense), net	1,311	(52)

Income before taxes	11,647	5,746

Income tax expense	1,864	1,126

Minority interests	1,968	—

Net income	$7,815	$4,620

Net income per share of common stock, basic	$0.33	$0.28

Net income per share of common stock, diluted	$0.32	$0.27

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOW (UNAUDITED)

(in thousands, except share and per share information)

	Year ended March 31,
	2006	2005
Operating Activities
Net income	$7,815	$4,620
Adjustments to reconcile net income to net cash provided by / (used in) operating activities:
Depreciation and amortization	2,069	1,012
Deferred income taxes	1,092	(272)
Other non cash	379	254
Minority interests	1,968	—
Changes in operating assets and liabilities:
Accounts receivable	46,815	21,654
Inventories	12,576	6,161
Prepayments and other current assets	1,503	547
Trade accounts payable	(41,235)	(32,730)
Income and other taxes	(3,976)	(1,142)
Other accrued liabilities and other	(19,329)	(775)

Net Cash provided by Operating Activities	9,677	(671)

Investing Activities
Investment in distribution assets	(1,245)	(802)
Proceeds from the disposal of equipment	114	1,020
Acquisitions of subsidiaries, net of cash acquired	(1,260)	(114)

Net Cash Used In Investing Activities	(2,391)	104

Financing Activities
Borrowings on bank loans and overdraft facility	6,035	2,751
Payment of bank loans and overdraft facility	(839)	—
Purchase of financial assets, net	1,150	—
Payment of capital leases	(406)	(431)
Hedge payment	(4,677)	—
Options exercised	293	815

Net Cash provided by Financing Activities	1,556	3,135

Currency effect on brought forward cash balances	673	(704)
Net Increase / (Decrease) in Cash	9,516	1,864
Cash and cash equivalents at beginning of period	60,745	10,491

Cash and cash equivalents at end of period	$70,261	$12,355

Supplemental Schedule of Non-cash Investing Activities
Common stock issued in connection with investment in subsidiaries	$157	$57
Capital leases	$886	$659

Supplemental disclosures of cash flow information
Interest paid	$19,754	$854
Income tax paid	$4,681	$556

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

UNAUDITED RECONCILIATION OF NON-GAAP MEASURES

(in thousands, except share and per share information)

	Three Months Ended March 31,
	2006	2005
GAAP net income/(loss)	7,815	4,620
Foreign exchange impact and hedge revaluation	(3,097)	(0	)(A)
Impact of expensing stock options	196	—	(B)

Comparable non-GAAP net income	4,914	4,620
Comparable net income per share of common stock, basic	0.21	0.28
Comparable net income per share of common stock, diluted	0.20	0.27

	Three Months Ended March 31,
	2006	2005
GAAP net income/(loss)	7,815	4,620
Income Tax	1,864	1,126
Net Interest Expense	8,059	855
Net Other Financial Expense/(Income)	(3,823)	93
Depreciation and Amortization	2,069	1,012
Minority Interest	1,968	—

EBITDA, adjusted for minority interest	17,952	7,706
Change in working capital	(3,646)	(6,285)
Financing Charges	(4,236)	(948)
Non cash expenses	377	254
Change in tax accruals	(770)	(1,398)

Net cash provided by Operating Activities	9,677	(671)

(A)	Represents the net after tax impact of the foreign currency revaluation of the Senior Secured Notes and mark to market revaluation of financing related hedges.
(B)	On January 1, 2006, the Company adopted SFAS 123(R) and began to expense stock options. This amount represents the net after tax impact of the expensing of stock options.

Contact:

James Archbold

Director of Investor Relations

Central European Distribution Corporation

610-660-7817